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                                                                      Exhibit 21

                                LIST OF SUBSIDIARIES



NAME                          STATE OF INCORPORATION   DOING BUSINESS AS

Fixcor Industries, Inc.       Delaware                 Fixcor
                                                       Fixcor Industries

Pallet Technologies, Inc.     Delaware                 Palletech
                                                       Palletech Inc. (former
                                                         corporate name)*
                                                       Pallet Technologies




*Certificate of Amendment of Certificate of Incorporation filed December 15,
1997